UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

Alchemy Enterprises, Ltd.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02      DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On December 1, 2006, the Registrant appointed Barry Baer as Chief Financial Officer. Colonel Baer is a retired U.S. Army Colonel and a CPA. Colonel Baer’s military service from 1965 to 1992 includes commanding an Armored Cavalry troop in Vietnam, Director of Accounting Systems for the US Army, Commander of the 18th Finance Group during Operation Desert Storm in the First Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command. His professional career includes serving as Director of Public Works for the City of Indianapolis from 1992 to 1993 and as Vice President and Chief Operating Officer from 1993 to 2000 for Pharmaceutical Corporation of America. Subsequently from 2000 to 2001, Colonel Baer served as the Executive Vice President and Chief Financial Officer for Apex Industries, a sheet metal product fabrication and installation firm. From 2002 to 2003, he served as Executive Vice President and Chief Financial Officer for Obsidian Enterprises, Inc., a publicly-traded holding company. Since 2003, Colonel Baer has served as a Consultant and Chief Financial Officer for Max Katz Bag Company, a privately-held plastics manufacturer. In 2006, he also became Chief Financial Officer of Favored, Inc., a publicly-traded food business.

Colonel Bear replaces Harold Sciotto, who previously served as CFO and remains as the Registrant’s corporate Secretary and Treasurer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Formerly Known As Alchemy Enterprises, Ltd.)
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	December 4, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	December 4, 2006
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	December 4, 2006
Barry S. Baer

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